UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): March 26, 2018

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2018, American Centrifuge Operating, LLC, a Delaware limited liability company (the “Company”) and a wholly owned subsidiary of Centrus Energy Corp. (“Centrus”), entered into a Services Agreement to Provide Technical and Resource Support, effective March 26 , 2018, to X-Energy LLC, a Maryland limited liability company (“X-Energy”). Under the terms of the services agreement, the Company will provide (i) technical and resource support to X-Energy for criticality safety evaluation of processing equipment, design of fresh fuel transport packages, and conceptual mock-up of a nuclear fuel production facility and (ii) non-cash in-kind contributions to X-Energy subject to a cooperative agreement between X-Energy and the United States government. The technical and resource support provided by the Company to X-Energy will be performed pursuant to separate task orders issued under and pursuant to the services agreement.
The initial task orders run through December 31, 2018, subject to mid-year continuation of X-Energy’s Department of Energy Advanced Reactor Concepts Cooperative Agreement. The awarding of any additional task orders to the Company will be dependent upon the receipt of additional funding.
Depending upon the pricing outlined in the task orders, payment for work performed by the Company pursuant to the services agreement will either be fixed price based or time-and-materials based. The initial task orders provide for time-and-materials based pricing with payments to be made to the Company totaling approximately $4.4 million. The value of the Company’s non-cash in-kind contributions for the year-ended 2018 is expected to be approximately $2.5 million.
The foregoing description of the services agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is expected to be filed as an exhibit to Centrus’ quarterly report on Form 10-Q for the first quarter ending March 31, 2018.
Centrus, or its subsidiaries, are also a party to a number of other agreements or arrangements with the United States government, as described in Centrus’ annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 7.01 Regulation FD Disclosure.
On March 28, 2018, Centrus issued a press release announcing the event described in Item 1.01 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Centrus under the Securities Act of 1933 or the Exchange Act. A copy of the press release issued by Centrus in relation to the services agreement is furnished herewith pursuant to Exhibit 99.1.

Item 8.01. Other Events
On March 26, 2018, the Company and X-Energy entered into a separate Memorandum of Understanding (“MOU”) regarding the potential formation of a joint entity that will research, develop, produce and market TRISO particles and TRISO-based fuel elements to be used in nuclear reactors. The MOU provides that each party’s relative contributions will be considered in the formation of such entity.

Item 9.01   Financial Statements and Exhibits
(d)    Exhibits.

Exhibit	Description
99.1	Press release dated March 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	March 28, 2018	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer